Because the electronic format for
filing Form N-SAR does not provide
adequate space for responding
to Items 15A-E correctly, the correct
answers are as follows:

15.A)Custodian / Subcustodian:
HSBC Bank Malta Plc.
B) Is this a Custodian or
Sub-custodian? (C/S): S
C) City: Valletta
D) Foreign Country: Malta
E) Foreign Custodian Rule 17f-5

15.A)Custodian / Subcustodian:
Deutsche Bank AG
B) Is this a Custodian or
Sub-custodian? (C/S): S
C) City: Seoul
D) Foreign Country:
Republic of Korea
E) Foreign Custodian
Rule 17f-5

15.A)Custodian / Subcustodian:
Citibank N.A.
B) Is this a Custodian or
Sub-custodian? (C/S): S
C) City: Puerto Rico
D) Foreign Country: Puerto Rico
E) Foreign Custodian Rule 17f-5

15.A)Custodian / Subcustodian:
Barclays Bank of Uganda Limited
B) Is this a Custodian or
Sub-custodian? (C/S): S
C) City: Kampala
D) Foreign Country: Uganda
E) Foreign Custodian Rule 17f-5

15.A)Custodian / Subcustodian:
Deutsche Bank N.V.
B) Is this a Custodian or
Sub-custodian? (C/S): S
C) City: Amsterdam
D) Foreign Country: Netherlands
E) Foreign Custodian Rule 17f-5

15.A)Custodian / Subcustodian:
United Overseas Bank Limited
B) Is this a Custodian or
Sub-custodian? (C/S): S
C) City: Singapore
D) Foreign Country: Singapore
E) Foreign Custodian Rule 17f-5

15.A)Custodian / Subcustodian:
Citibank Pty. Limited
F) Is this a Custodian or
Sub-custodian? (C/S): S
G) City: Sydney
H) Foreign Country: Australia
I) Foreign Custodian Rule 17f-5